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Exhibit 8.3

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tamissah@applebyglobal.com
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Tyco Electronics Ltd.
96 Pitts Bay Road
Second Floor
Pembroke HM08
Bermuda

25 March 2009

Dear Sirs

Tyco Electronics Ltd. (the "Company")

        This opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of a Registration Statement on Amendment No. 2 to Form S-4 No 333-156927 in relation to the Company's proposed change of domicile to Schaffhausen, Switzerland (the "Registration Statement").

        For the purpose of this opinion we have examined and relied upon the documents listed in the Schedule to this opinion (the "Documents") together with such other documentation as we have considered requisite to this opinion.

Assumptions

        In stating our opinion we have assumed:

  (a)
  the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such Documentation submitted to us as certified, conformed, notarised or photostatic copies;

  (b)
  that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

  (c)
  the genuineness of all signatures on the Documents;

  (d)
  the authority, capacity and power of each of the persons signing the Documents;

  (e)
  that any factual statements made in any of the Documents are true, accurate and complete; and

  (f)
  that when filed the Registration Statement will not differ in any material respect from the draft which we have examined for the purpose of this opinion.

Opinion

        Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the statements in the Registration Statement under the headings "Material Tax Considerations—Bermuda Tax Considerations" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

Reservations

        We have the following reservations:

  (a)
  We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

  (b)
  Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

Disclosure

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our law firm under the caption "Legal Matters" in the proxy statement/prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

        Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

        This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,
/s/ APPLEBY Appleby

 SCHEDULE

1.
Certified copies of the Certificate of Incorporation, Memorandum of Association and Amended and Restated Bye-Laws of the Company.

2.
A certified copy of the "Tax Assurance", dated 28 February 2009, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

3.
A pdf copy of the Registration Statement dated 25 March 2009.

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  Exhibit 8.3
SCHEDULE